Exhibit 99.1

For investors	For media
Amy Wakeham	Jayme Rubenstein
+1 858-836-5000	+1 858-836-6798
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the Fourth Quarter of Fiscal Year 2019

–	Year-over-year revenue grows 13%, gross margin improves 120 basis points, non-GAAP operating profit up 18%
–	Quarterly dividend increases 5% to $0.39 per share
–	ResMed well-positioned for first quarter fiscal year 2020 and beyond

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, July 25, 2019 – ResMed Inc. (NYSE: RMD, ASX: RMD), a world-leading connected health company, today announced results for its quarter ended June 30, 2019.

Fourth Quarter 2019 Highlights

●	Revenue increased 13% to $705.0 million; up 15% on a constant currency basis

●	Gross margin expanded 120 bps to 59.3%

●	Net operating profit decreased 18%; non-GAAP operating profit up 18%

●	GAAP diluted earnings per share of $0.48; non-GAAP diluted earnings per share of $0.95

●	Quarterly dividend increased by 5% to $0.39 per share

Full Year 2019 Highlights

●	Revenue increased 11% to $2.6 billion; up 13% on a constant currency basis

●	Gross margin expanded 80 bps to 59.0%

●	Net operating profit increased 7%; non-GAAP operating profit up 18%

●	GAAP diluted earnings per share of $2.80; non-GAAP diluted earnings per share of $3.64

“We finished fiscal year 2019 with double-digit revenue growth to $2.6 billion and operating profit up 18% on a non-GAAP basis. Recent mask launches have driven market share gains while continued adoption of our SaaS solutions is driving both revenue growth and a steady margin profile,” said Mick Farrell, ResMed’s CEO. “We delivered another quarter of operating leverage, which gives us flexibility as we execute on our long-term strategy to provide innovative products, software, and solutions to improve health outcomes, create efficiencies, and reduce overall healthcare system costs. Our pipeline is solid; we are well-positioned as we enter fiscal year 2020 on a trajectory to improve 250 million lives in out-of-hospital healthcare in 2025.”

RMD Fourth Quarter 2019 Earnings Press Release – July 25, 2019	Page 2 of 9

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	June 30, 2019	June 30, 2018	% Change	Constant Currency (A)
Revenue	$705.0	$623.6	13%	15%
Gross margin	59.3%	58.1%	2
Selling, general and administrative expenses	171.6	156.8	9	14
Research and development expenses	51.1	39.7	29	32
Income from operations	121.1	146.9	(18)
Non-GAAP income from operations (B)	196.2	166.0	18
Net income	68.8	109.8	(37)
Non-GAAP net income (B)	137.6	136.3	1
Diluted earnings per share	$0.48	$0.76	(37)
Non-GAAP diluted earnings per share (B)	$0.95	$0.95	-

	Twelve Months Ended
	June 30, 2019	June 30, 2018	% Change	Constant Currency (A)
Revenue	$2,606.6	$2,340.2	11%	13%
Gross margin	59.0%	58.2%	1
Selling, general and administrative expenses	645.0	600.4	7	11
Research and development expenses	180.7	155.1	16	20
Income from operations	579.3	541.8	7
Non-GAAP income from operations (B)	716.3	606.6	18
Net income	404.6	315.6	28
Non-GAAP net income (B)	526.4	507.8	4
Diluted earnings per share	$2.80	$2.19	28
Non-GAAP diluted earnings per share (B)	$3.64	$3.53	3

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis”, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of Fourth Quarter Results

●

Revenue in the U.S., Canada, and Latin America, excluding Software as a Service, grew by 11 percent compared to the prior year period, driven by strong sales across our mask and device product portfolios.

●

Revenue in combined Europe, Asia and other markets grew by 4 percent on a constant currency basis compared to the same period of the prior year. Mask sales were strong across these markets. As expected, device sales in France and Japan were impacted as customers completed their connected device upgrade programs. Device sales outside France and Japan grew well.

●

Software as a Service revenue increased by 111 percent, compared to the prior year period, due to continued growth in Brightree service offerings and incremental contribution from the acquisition of MatrixCare, which closed in the second quarter, and HEALTHCAREfirst, which closed in the first quarter.

●

Gross margin expanded by 120 basis points over the prior year period, primarily due to higher margin contribution from MatrixCare, benefits from manufacturing and procurement efficiencies, partially offset by declines in average selling prices.

RMD Fourth Quarter 2019 Earnings Press Release – July 25, 2019	Page 3 of 9

●

Selling, general, and administrative expenses increased by 9 percent compared to the prior year period, or by 14 percent on a constant currency basis. Excluding the impact of recent acquisitions, selling, general and administrative expenses increased by 3 percent on a constant currency basis. SG&A expenses improved to 24.3 percent of revenue in the quarter, compared with 25.1 percent in the same period of the prior year.

●	Income from operations decreased by 18 percent and non-GAAP income from operations increased by 18 percent compared to the prior year period.

●

Net income and diluted earnings per share both decreased by 37 percent, predominantly attributable to the impact of legal settlement expenses of $41.2 million, recent acquisitions, restructuring expenses, and higher interest charges compared to the prior year quarter.

●	Non-GAAP net income grew by 1 percent and non-GAAP diluted earnings per share were the same compared with the prior year quarter.

●	Cash flow from operations for the quarter was $141.8 million, compared to net income in the current quarter of $68.8 million. During the quarter we paid $53.1 million in dividends.

Other Business and Operational Highlights

●

Introduced AirFit P30i, ResMed’s second top-of-head connected CPAP mask, now in a nasal pillows option, further expanding the mask portfolio with options providing even more flexibility and choice to help users sleep better in any position.

●	Expanded Brightree’s suite of HME solutions, now offering an Analytics Suite for HMEs and a resupply solution for three new categories outside of sleep therapy.

●

Led or sponsored a combined total of 40 studies at the ATS 2019 International Conference and SLEEP 2019, further establishing ResMed’s medical research leadership with new insights into the effects and treatment of sleep apnea, COPD, and asthma.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.39 per share, an increase of 5% compared to the most recent quarterly dividend of $0.37 per share. The dividend will have a record date of August 15, 2019, payable on September 19, 2019. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of Chess Depositary Instruments trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be August 14, 2019 for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from August 14, 2019 through August 15, 2019, inclusive.

RMD Fourth Quarter 2019 Earnings Press Release – July 25, 2019	Page 4 of 9

Webcast details

ResMed will discuss its fourth quarter fiscal year 2019 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q4 2019 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on our website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately two hours after the webcast by dialing +1 800-585-8367 (U.S.) or +1 416-621-4642 (outside U.S.) and entering the passcode 2699213. The telephone replay will be available until August 8, 2019.

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our cloud-connected medical devices transform care for people with sleep apnea, COPD and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease and lower costs for consumers and healthcare systems in more than 120 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, litigation, and tax outlook – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD Fourth Quarter 2019 Earnings Press Release – July 25, 2019	Page 5 of 9

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Twelve Months Ended

	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net revenue	$704,964	$623,631	$2,606,572	$2,340,196
Cost of sales	287,114	261,159	1,069,987	978,032
Gross profit	$417,850	$362,472	$1,536,585	$1,362,164

Operating expenses:
Selling, general and administrative	171,600	156,810	645,010	600,369
Research and development	51,138	39,657	180,651	155,149
Amortization of acquired intangible assets (1)	23,437	11,611	74,938	46,383
Restructuring expenses (1)	9,401	7,510	9,401	18,432
Litigation settlement expenses (1)	41,199	-	41,199	-
Acquisition related expenses (1)	-	-	6,123	-
Total operating expenses	$296,775	$215,588	$957,322	$820,333
Income from operations (1)	121,075	146,884	579,263	541,831

Other income (expenses), net:
Interest income (expense), net	$(12,264)	$(2,780)	$(33,857)	$(11,977)
Loss attributable to equity method investments	(6,463)	-	(15,833)	-
Other, net	(6,587)	(3,185)	(10,726)	(8,542)
Total other income (expenses), net	(25,314)	(5,965)	(60,416)	(20,519)
Income before income taxes	$95,761	$140,919	$518,847	$521,312
Income taxes	26,964	31,107	114,255	205,724
Net income	$68,797	$109,812	$404,592	$315,588

Basic earnings per share	$0.48	$0.77	$2.83	$2.21
Diluted earnings per share	$0.48	$0.76	$2.80	$2.19
Non-GAAP diluted earnings per share (1)	$0.95	$0.95	$3.64	$3.53

Basic shares outstanding	143,435	142,793	143,111	142,764
Diluted shares outstanding	144,687	144,004	144,484	143,987

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Fourth Quarter 2019 Earnings Press Release – July 25, 2019	Page 6 of 9

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	June 30, 2019	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$147,128	$188,701
Accounts receivable, net	528,484	483,681
Inventories	349,641	268,701
Prepayments and other current assets	120,113	124,634
Total current assets	$1,145,366	$1,065,717
Non-current assets:
Property, plant and equipment, net	$387,460	$386,550
Goodwill and other intangibles, net	2,378,399	1,284,128
Deferred income taxes and other non-current assets	196,457	327,528
Total non-current assets	$2,962,316	$1,998,206
Total assets	$4,107,682	$3,063,923
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$115,725	$92,723
Accrued expenses	266,359	185,805
Deferred revenue	88,667	60,828
Income taxes payable	73,248	160,427
Short-term debt	11,992	11,466
Total current liabilities	$555,991	$511,249
Non-current liabilities:
Deferred revenue	$81,143	$71,596
Deferred income taxes	11,380	13,084
Other long term liabilities	2,058	924
Long-term debt	1,258,861	269,988
Long-term income taxes payable	126,056	138,102
Total non-current liabilities	$1,479,498	$493,694
Total liabilities	$2,035,489	$1,004,943
STOCKHOLDERS’ EQUITY:
Common stock	$575	$571
Additional paid-in capital	1,511,473	1,450,821
Retained earnings	2,436,410	2,432,328
Treasury stock	(1,623,256)	(1,600,412)
Accumulated other comprehensive income	(253,009)	(224,328)
Total stockholders’ equity	$2,072,193	$2,058,980
Total liabilities and stockholders’ equity	$4,107,682	$3,063,923

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RMD Fourth Quarter 2019 Earnings Press Release – July 25, 2019	Page 7 of 9

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Twelve Months Ended

	June 30, 2019	June 30, 2018
Cash flows from operating activities:
Net income	$404,592	$315,588
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	150,795	119,960
Stock-based compensation costs	52,073	48,412
Loss attributable to equity method investments	15,833	-
Impairment of equity investments	15,007	11,593
Gain on previously held equity interest	(1,909)	-
Changes in fair value of business combination contingent consideration	(286)	411
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(18,013)	(32,356)
Inventories, net	(84,188)	1,494
Prepaid expenses, net deferred income taxes and other current assets	(47,575)	(160,726)
Accounts payable, accrued expenses and other	(27,278)	200,650
Net cash provided by operating activities	$459,051	$505,026
Cash flows from investing activities:
Purchases of property, plant and equipment	(68,710)	(62,581)
Patent registration costs	(8,632)	(8,876)
Business acquisitions, net of cash acquired	(951,383)	(902)
Purchases of investments	(46,717)	(14,495)
Proceeds / (Payments) on maturity of foreign currency contracts	(264)	(14,970)
Net cash used in investing activities	$(1,075,706)	$(101,824)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	36,727	38,717
Taxes paid related to net share settlement of equity awards	(28,104)	(15,385)
Purchases of treasury stock	(22,844)	(53,801)
Payment of business combination contingent consideration	(909)	(486)
Proceeds from borrowings, net of borrowing costs	1,519,230	350,000
Repayment of borrowings	(711,745)	(1,146,242)
Dividends paid	(211,712)	(199,497)
Net cash (used in) / provided by financing activities	$580,643	$(1,026,694)
Effect of exchange rate changes on cash	$(5,561)	$(9,742)
Net increase / (decrease) in cash and cash equivalents	(41,573)	(633,234)
Cash and cash equivalents at beginning of period	188,701	821,935
Cash and cash equivalents at end of period	$147,128	$188,701

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RMD Fourth Quarter 2019 Earnings Press Release – July 25, 2019	Page 8 of 9

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measure, “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Twelve Months Ended

	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
GAAP income from operations	$121,075	$146,884	$579,263	$541,831
Amortization of acquired intangible assets (A)	23,437	11,611	74,938	46,383
Deferred revenue fair value adjustment (A)	1,065	-	5,348	-
Restructuring expenses (A)	9,401	7,510	9,401	18,432
Litigation settlement expenses (A)	41,199	-	41,199	-
Acquisition related expenses (A)	-	-	6,123	-
Non-GAAP income from operations	$196,177	$166,005	$716,272	$606,646

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Twelve Months Ended

	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
GAAP net income	$68,797	$109,812	$404,592	$315,588
Amortization of acquired intangible assets, net of tax (A)	17,401	8,435	57,246	33,694
Deferred revenue fair value adjustment, net of tax (A)	786	-	4,067	-
Acquisition-related expenses (A)	-	-	5,362	-
Restructuring expenses, net of tax (A)	7,205	5,013	7,205	13,328
Litigation settlement expenses, net of tax (A)	36,248	-	36,248	-
Fair value impairment of investment (A)	5,000	-	5,000	-
U.S. tax reform	2,149	5,792	6,654	138,016
Foreign tax credit adjustment (A)	-	7,204	-	7,204
Non-GAAP net income (A)	$137,586	$136,256	$526,374	$507,830
Diluted shares outstanding	144,687	144,004	144,484	143,987
GAAP diluted earnings per share	$0.48	$0.76	$2.80	$2.19
Non-GAAP diluted earnings per share (A)	$0.95	$0.95	$3.64	$3.53

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, deferred revenue fair value adjustment, acquisition-related expenses, restructuring-related expenses, litigation settlement expenses, fair value impairment of investment, and the impact of U.S. tax reform on income tax expense, from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Fourth Quarter 2019 Earnings Press Release – July 25, 2019	Page 9 of 9

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended

	June 30, 2019	June 30, 2018	% Change	Constant Currency (A)
U.S., Canada and Latin America
Devices	$202.9	$189.9	7%
Masks and other	182.6	156.8	16

Total Sleep and Respiratory Care	$385.5	$346.7	11
Software as a Service	85.2	40.4	111

Total	$470.7	$387.1	22

Combined Europe, Asia and other markets
Devices	$155.5	$162.2	- 4%	1%
Masks and other	78.8	74.3	6	12

Total Sleep and Respiratory Care	$234.3	$236.5	- 1	4

Global revenue
Devices	$358.4	$352.1	2%	4%
Masks and other	261.4	231.1	13	15

Total Sleep and Respiratory Care	$619.8	$583.2	6	8
Software as a Service	85.2	40.4	111	111

Total	$705.0	$623.6	13	15

	Twelve Months Ended

	June 30, 2019	June 30, 2018	% Change	Constant Currency (A)
U.S., Canada and Latin America
Devices	$743.1	$689.6	8%
Masks and other	677.4	600.5	13

Total Sleep and Respiratory Care	$1,420.5	$1,290.1	10

Software as a Service	275.8	157.0	76

Total	$1,696.3	$1,447.1	17

Combined Europe, Asia and other markets
Devices	$618.5	$614.0	1%	5%
Masks and other	291.8	279.1	5	9

Total Sleep and Respiratory Care	$910.3	$893.1	2	6

Global revenue
Devices	$1,361.6	$1,303.6	4%	6%
Masks and other	969.2	879.6	10	12

Total Sleep and Respiratory Care	$2,330.8	$2,183.2	7	9
Software as a Service	275.8	157.0	76	76

Total	$2,606.6	$2,340.2	11	13

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis”, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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